Exhibit 99.1

1347 Capital Corp. Securities Trading MOVES to OTCQB

Itasca, Illinois, July 13, 2016 – 1347 Capital Corp. (OTCQB: TFSC; TFSCU; TFSCR; TFSCW) (the “Company” or “1347 Capital”) today announced that its common stock, units, rights and warrants will commence trading on the OTCQB market effective with the opening of the stock market on July 13, 2016 and will continue to trade under the ticker symbols “TFSC,” “TFSCU,” “TFSCR” and “TFSCW,” respectively.

The Company is continuing to move forward with its proposed business combination with Limbach Holdings, LLC (“Limbach”) (the “Business Combination”), which the Company believes will create a business that can maintain a strong shareholder base. As previously announced, the Company will hold a special meeting in lieu of annual meeting of stockholders on July 19, 2016, at 10:00 a.m. Eastern time, in connection with the Business Combination.

The move is a result of the determination of the Listing Qualifications Panel of The NASDAQ Stock Market LLC (“NASDAQ”) to delist the Company’s securities from The NASDAQ Capital Market due to the Company’s non-compliance with the minimum shareholder requirement set forth in NASDAQ Listing Rule 5550(a)(3), and to suspend trading in the Company’s securities on The NASDAQ Capital Market effective with the open of business on Tuesday, July 12, 2016.

About 1347 Capital

1347 Capital is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses.

Additional Information about the Business Combination and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a final prospectus pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-210772) (the “Prospectus”), which includes a definitive proxy statement/prospectus/information statement that is both the proxy statement distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for the special meeting, as well as the prospectus/information statement relating to the offer and sale of the shares of the Company’s common stock to be issued in the proposed Business Combination and the shares of the Company’s common stock underlying the warrants and preferred stock that may be issued in the proposed Business Combination. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus/information statement included in the Prospectus as these materials contain important information about Limbach, the Company and the proposed Business Combination. The definitive proxy statement/prospectus/information statement was mailed on June 16, 2016 to stockholders of the Company as of June 10, 2016, which is the record date established for voting on the proposed Business Combination and the related transactions. Stockholders may also obtain copies of the proxy statement/prospectus/information statement and other documents filed with the SEC that are be incorporated by reference in the proxy statement/prospectus/information statement, without charge, at the SEC’s Internet site at www.sec.gov, or by directing a request to: 1347 Capital Corp., 150 Pierce Road, 6th Floor, Itasca, IL, attention: Hassan Baqar, 1-847-700-8064.

Participants in the Solicitation

1347 Capital and its directors and executive officers, Limbach and its directors and executive officers, EarlyBirdCapital, Inc. (“EBC”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”) may be deemed to be participants in the solicitation of proxies from the stockholders of 1347 Capital in connection with the proposed Business Combination. Information regarding the special interests of these directors and executive officers in the proposed Business Combination is included in the definitive proxy statement/prospectus/information statement referred to above, copies of which may be obtained free of charge at the SEC’s web site (www.sec.gov) and at the address described above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed business combination (the “Merger Agreement”); (2) the outcome of any legal proceedings that have been and any other legal proceedings that may be instituted against 1347 Capital, Limbach or others following announcement of the Merger Agreement and transactions contemplated therein, including the lawsuit filed against the Company on May 10, 2016 by Robert Garfield on behalf of himself and all other similarly situated public holders of 1347 Capital’s common stock; (3) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the 1347 Capital or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that Limbach may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement/prospectus/information statement relating to the proposed business combination, including those under “Risk Factors” therein, and other filings with the SEC by 1347 Capital. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company and Limbach undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts

For 1347 Capital Corp.
Hassan Baqar, 847-700-8064

Investor Relations

The Equity Group Inc.
Jeremy Hellman, CFA
Senior Associate
(212) 836-9626 / jhellman@equityny.com